UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2021

CURRENCYWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 Indiana Court, Los Angeles, CA 90291

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Nil	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

On March 23, 2021, we completed an initial tranche of a private placement of an aggregate of 1,200,000 units at a price of $1.00 per unit for aggregate gross proceeds of $1,200,000. Each unit is comprised of one share of our common stock and one share purchase warrant. Each warrant will entitle the holder thereof to acquire one share of our common stock at a price of $1.25 per warrant share until March 23, 2026.

These units were issued to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

10.1	Private Placement Subscription Agreement

10.2	Amendment to Private Placement Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURRENCYWORKS INC.

/s/ Bruce Elliott
Bruce Elliott
President

March 25, 2021